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                                                             JCS
                                                            Jeffery,
                                                           Corrigan &
                                                             Shaw
                                                   -------------------------
                                                  CERTIFIED PUBLIC ACCOUNTANTS
                                                  AND CONSULTANTS




                                October 31, 1995



EXHIBIT 16


Securities and Exchange Commission
Mail Stop 9-5
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Items 4(b), 4(c) and sentences two and three of Item 4(a) of Form 8-K, event date October 27, 1995, of Lee Pharmaceuticals. We have no basis to comment on Item 4(d) and sentence one of
Item 4(a).

                                   Yours truly,



                                   Jeffery, Corrigan & Shaw